Exhibit 5

                                  REID & PRIEST LLP
                       A NEW YORK LIMITED LIABILITY PARTNERSHIP
                                 40 WEST 57TH STREET
                               NEW YORK, NY 10019-4097
                                TELEPHONE 212 603-2000
                                   FAX 212 603-2298


                                                            (212) 603-6780




                                             New York, New York
                                             October 3, 1995


          CompuMed, Inc.
          1230 Rosecrans Avenue, Suite 1000
          Manhattan Beach, California 90266


          Gentlemen:

                    We have acted as special counsel to CompuMed, Inc., a Delaware corporation ("CompuMed"), in connection with the preparation of an amendment to a post-effective amendment to a registration statement on Form SB-2 on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 960,000 shares of CompuMed Common Stock, $.01 par value per share ("Common Stock"), issuable upon (i) the exercise of 8,000,000 outstanding CompuMed Common Stock Purchase Warrants (the "Warrants") and (ii) the full exercise of 800,000 Representative's Warrants (the "Representative's Warrants") issued to the representative of several underwriters (the "Representative") in CompuMed's August 1992 public offering.

                    This opinion is being rendered in connection with the filing by CompuMed of the Registration Statement.

                    The Warrants were issued under a Warrant Agreement, dated as of August 3, 1992, between CompuMed and U.S. Stock Transfer Corporation, as Warrant Agent (the "Warrant Agreement"). The Representative's Warrants were issued pursuant to the terms of an Underwriting Agreement, dated as of August 3, 1992, between CompuMed and the Representative (the "Underwriting Agreement").

                    For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Warrant Agreement; (iii) the form of Warrant Certificate; (iv) the Underwriting Agreement, (v) the Representative's Warrant Certificate, (vi) the Certificate of Incorporation and By-Laws of CompuMed, as in effect on the date hereof; (vii) resolutions adopted by the Board of Directors of CompuMed relating to the approval of the Warrant Agreement, the Underwriting Agreement and the issuance and delivery of the Warrants and the Representative's Warrants; and (viii) such other documents, certificates or other records as we have deemed necessary or appropriate.

                    Based upon the foregoing, and subject to the qualifications hereinafter expressed, we are of the opinion that:

                    (1) CompuMed is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    (2) The shares of Common Stock included in the Registration Statement to be issued upon the exercise of the Warrants will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act and (ii) the Warrants shall have been properly exercised and the exercise price shall have been paid for such shares of Common Stock in accordance with the terms of the Warrant Agreement.

                    (3) The shares of Common Stock included in the Registration Statement to be issued upon the full exercise of the Representative's Warrants will be duly authorized and validly issued, and fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act and (ii) the Representative's Warrants and the warrants issuable upon the exercise of the Representative's Warrants (the "Underlying Warrants") shall have been properly exercised and the exercise price for the shares of Common Stock issuable upon the exercise of the Representative's Warrants and the shares of Common Stock issuable upon the exercise of the Underlying Warrants shall have been paid in accordance with the terms of the Underwriting Agreement and the Representative's Warrant Certificate.

                    We are members of the Bar of the State of New York and do not hold ourselves out as experts concerning, or qualified to render opinions with respect to any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                    We hereby consent to the reference to this firm under the caption "Legal Matters" in the Prospectus and to filing of this opinion with the Securities and Exchange Commission as
          Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                  Very truly yours,

                                                  /s/ Reid & Priest LLP

                                                  REID & PRIEST LLP